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                                                                      EXHIBIT 12


                           MCII HOLDINGS (USA) INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         --------------  -------------  -------------  ------------- --------------
                                                              1994            1995           1996           1997           1998
                                                         --------------  -------------  -------------  -------------  --------------
Income from continuing operations before                                  #
provision for income taxes                               $       -7041    $     25460   $      46148   $      59429   $       69871

Add:
    Interest expense, including amortization                     8,824          12855          12857          14881           16816
    Allocated interest                                           15587    #     22099           3172           6978            3164
    Finance interest                                               984           2658           3605           2394            2765
                                                         --------------  -------------  -------------  -------------  --------------

      Earnings, as adjusted                              $      18,354    $     63072   $      65782   $      83682   $       92616
                                                         ==============  =============  =============  =============  ==============



Fixed charges:
    Interest expense, including amortization                      8824          12855          12857          14881           16816
    Allocated interest                                           15587          22099           3172           6978            3164
    Finance interest                                               984           2658           3605           2394            2765
                                                         --------------  -------------  -------------  -------------  --------------

                        Fixed charges                    $      25,395    $     37612   $      19634   $      24253   $       22745
                                                         ==============  =============  =============  =============  ==============

                                                                     *
Ratio of earnings to fixed charges                                  .7            1.7            3.4            3.5             4.1
                                                         ==============  =============  =============  =============  ==============



*   Earnings were inadequate to cover fixed charges
    Coverage deficiency was $7,041